Exhibit 99.1
Medicis and Hyperion Therapeutics Announce Strategic Collaboration
Hyperion to Develop and Promote Ucyclyd’s Portfolio of Projects
SCOTTSDALE, Ariz. and SOUTH SAN FRANCISCO, Calif., Aug. 28, 2007 (PRIME NEWSWIRE) — Medicis (NYSE:MRX) and Hyperion Therapeutics, Inc. (“Hyperion”) today announced a strategic collaboration between Hyperion and Medicis’ subsidiary, Ucyclyd Pharma, Inc. (“Ucyclyd”), pursuant to which Hyperion will be responsible for the ongoing research and development of a compound referred to as “GT4P” for the treatment of Urea Cycle Disorder (“UCD”), Hepatic Encephalopathies (“HE”) and other indications, and additional indications for AMMONUL(R) (sodium phenylacetate/sodium benzoate) (collectively, the “Research Projects”).
UCD is an inherited, inborn error of metabolism. Patients with UCD lack one of the key enzymes that comprise the urea cycle, which can result in the life-threatening condition of hyperammonemia, i.e., dangerously heightened levels of ammonia in the bloodstream. HE results from a complication of liver failure. Patients with HE experience an accumulation of toxic substances in the bloodstream typically removed by the liver, impairing the function of brain cells to the point of coma or death in severe cases. Hyperion also will co-promote Ucyclyd’s existing on-market products, AMMONUL(R) and BUPHENYL(R), for the treatment of UCD.
Terms of the Agreement
Under the terms of the agreement, Hyperion has paid Ucyclyd $10 million for the rights and licenses granted to Hyperion in the agreement. If certain specified conditions are satisfied relating to the Research Projects (e.g., regulatory approval of GT4P for UCD), then Hyperion will have certain purchase rights with respect to the Ucyclyd development products as well as Ucyclyd’s existing on-market products, AMMONUL(R) and BUPHENYL(R), and will pay Ucyclyd royalties and regulatory and sales milestone payments in connection with certain licenses that would be granted to Hyperion upon exercise of the buyout.
Additionally, Hyperion will be funding all research and development costs for the Research Projects, and will undertake certain sales and marketing efforts for Ucyclyd’s existing on-market products. Hyperion will receive a commission from Ucyclyd equal to a certain percentage of any increase in unit sales. Ucyclyd will continue to record product sales for the existing on-market Ucyclyd products until such time as the buyout occurs.
“We are very excited about this collaboration with Ucyclyd and Medicis,” said Chris Rivera, President and Chief Executive Officer of Hyperion. “It is a great opportunity and responsibility to continue the important work that Ucyclyd has accomplished, and I am pleased with the extremely talented team of seasoned industry veterans that have joined us to help make this a success. Our focus will be to increase the diagnosis, awareness and treatment of patients with UCD with these life-saving drugs, as well as to push the development programs forward for the benefit of patients with UCD and HE.”
“We are pleased to be collaborating with Hyperion,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “Despite operating outside our primary focus of dermatological and aesthetic conditions, the Ucyclyd drugs have always been highly regarded at Medicis and Ucyclyd because of their critical role for UCD patients. We know the talented Hyperion team will be dedicated to the ongoing development of the Research Projects, and we are confident of this team’s expertise in such an endeavor. Additionally, we are grateful for Hyperion’s commitment to continue development of these important, life-saving products.”
Products and Projects
Hyperion will be responsible for the research and development efforts of GT4P for use in the treatments of UCD and HE, and AMMONUL(R) for use in the treatment of HE. GT4P currently is not approved for use by the U.S. Food and Drug Administration (“FDA”). FDA-approved AMMONUL(R) is an orphan drug indicated as an adjunctive therapy for the treatment of acute hyperammonemia and associated encephalopathy in patients with deficiencies in enzymes of the urea cycle. AMMONUL(R) works by scavenging ammonia directly from the bloodstream, independent of the defective urea cycle. BUPHENYL(R), another Ucyclyd prescription product indicated for UCD which Hyperion will now promote, is the only FDA-approved drug for maintenance treatment of UCD patients in the U.S. BUPHENYL(R) tablets and powder are used as adjunctive therapy for daily, life-long maintenance in UCD patients and work much the same as AMMONUL(R) by scavenging ammonia from the bloodstream.
As part of the strategic collaboration, the parties may consider seeking regulatory approvals for the Ucyclyd products in other indications as well as other countries or territories. Hyperion will bear the costs associated with obtaining any such approvals. Currently, AMMONUL(R) is not approved for use outside the U.S. BUPHENYL(R) is available for the treatment of UCD in Korea and in Europe under the brand name AMMONAPS(R).
At this time, the ordering process for AMMONUL(R) and BUPHENYL(R) remains the same.
UBS Investment Bank acted as financial advisor to Medicis in connection with the transaction.
About Hyperion
Hyperion Therapeutics is a specialty therapeutics company focused on gastrointestinal (GI) and hepatology therapeutic programs and products that address underserved patient populations or unmet medical needs to improve patient care. The company has assembled a seasoned executive team that has extensive industry experience developing and commercializing specialty pharmaceutical products. Hyperion is backed by Sofinnova Ventures, NEA, Highland Capital Partners and WRF Capital. For more information, visit www.hyperiontx.com.
About Medicis and Ucyclyd
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE(R) (hyaluronic acid), PERLANE(R) (hyaluronic acid), DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), OMNICEF(R) (cefdinir), PLEXION(R) (sodium sulfacetamide/sulfur), SOLODYN(R) (minocycline HCl, USP) Extended Release Tablets, TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide) Cream, 0.05%, VANOS(R) (fluocinonide) Cream, 0.1%, SYNALAR(R) (fluocinolone acetonide), and ZIANA(TM) (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, and the over-the-counter brand ESOTERICA(R).
Ucyclyd is a wholly-owned subsidiary of Medicis. Ucyclyd’s products include BUPHENYL(R) (sodium phenylbutyrate) and AMMONUL(R) (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder.
For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including the intended benefits of the collaboration between Hyperion and Ucyclyd, and the ability of Hyperion to successfully develop and commercialize the Research Projects and market Ucyclyd’s existing on-market products. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of the strategic collaboration with Hyperion, the results of Medicis’ R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE(R) franchise. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include among other things the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals, the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties), the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations, the ability of Hyperion to successfully develop and commercialize the Research Projects and successfully market Ucyclyd’s existing on-market products, and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF(R) is a trademark of Fujisawa Pharmaceutical Co. Ltd. and is used under a license from Abbott Laboratories, Inc. On April 1, 2005, Fujisawa Pharmaceutical Co. Ltd. merged with Yamanouchi Pharmaceutical Co. Ltd., creating Astelles Pharma, Inc. RESTYLANE(R) and PERLANE(R) are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks are the property of Medicis or its Affiliates.

CONTACT:	Medicis
Kara Stancell
(602) 808-3854

Hyperion
Chris Rivera, President, CEO & Co-founder
(415) 398-4548